Exhibit 99.1

FOR IMMEDIATE RELEASE
May 3, 2016

Owens & Minor Reports 1st Quarter 2016 Financial Results

•	Consolidated quarterly revenue grew 2.7% to $2.46 billion

•	Adjusted net income per diluted share was $0.50 for the quarter

•	Operating cash flow for the quarter was $45 million

Richmond, Va. - BUSINESS WIRE - May 3, 2016 - Owens & Minor, Inc. (NYSE-OMI) today reported financial results for the first quarter ended March 31, 2016, including consolidated revenues of $2.46 billion, an increase of 2.7% when compared to revenues of $2.39 billion in the first quarter of 2015. Quarterly net income was $24.1 million, or $0.39 per diluted share. Adjusted net income (non-GAAP) was $31.3 million, or $0.50 per diluted share, compared to $0.44 per diluted share in last year’s first quarter. The $0.06 increase in adjusted net income per diluted share resulted from improved operating earnings in each of the company’s segments. A reconciliation of reported results to adjusted (non-GAAP) measures is included below.

Consolidated operating earnings for the first quarter of 2016 were $45.0 million, or 1.83% of revenues, representing an increase of $4.0 million, when compared to last year’s operating earnings. Adjusted consolidated operating earnings (non-GAAP) for the first quarter improved $4.6 million to $55.5 million, or 2.26% of revenues.

“We are pleased with the progress we made during the quarter, including achieving strong earnings, onboarding new leadership talent, and driving progress with the International and CPS segments,” said P. Cody Phipps, president & chief executive officer of Owens & Minor. “While we are disappointed in the recently announced decision by a large domestic customer not to renew its contract with us, we remain focused on attacking the complexity in large health systems and providing value for both our manufacturer and provider customers. We remain confident in our strategy and committed to the goals outlined in our Transformation Agenda.”

Asset Management
At March 31, 2016, the balance of cash and cash equivalents was $190 million. For the first quarter of 2016, the company reported cash provided by operating activities of $45 million compared to $169 million for the same period last year. Asset management metrics for the quarter were strong with consolidated days sales outstanding (DSO) of 21.8 days as of March 31, 2016, an improvement when compared to the prior year quarter. Consolidated inventory turns were 9.3 for the first quarter of 2016, compared to inventory turns of 9.4 for 2015.

Segment Results
Owens & Minor has made certain changes to its leadership team, organizational structure, and budgeting and financial reporting processes to align operations into three distinct business units, which are charged with executing the strategic, financial and operational goals of the company. Consequently, beginning with first-quarter 2016, Owens & Minor is reporting financial results using the following three-segment structure:

•	Domestic Segment-consists of the company’s U.S. healthcare distribution, logistics and value-added services business

•	International Segment-consists of the company’s European healthcare distribution, logistics and value-added services business

•	Clinical & Procedural Solutions (CPS)-provides product-related solutions, including surgical and procedural kitting and sourcing

Domestic segment revenues for the first quarter of 2016 were $2.32 billion, increased 3.2% when compared to the prior year’s first quarter revenue. Domestic segment revenue growth resulted primarily from growth in larger healthcare provider customer accounts and an additional sales day in the first quarter of 2016 compared to 2015. For the first quarter of 2016, Domestic segment operating earnings were $41.7 million, representing an improvement of $3.6 million when compared to the first quarter of 2015. The improvement in operating earnings resulted primarily from revenue growth, expense control initiatives and higher income from manufacturer product price changes.

For the International segment, revenues were $83.6 million for the first quarter of 2016, a decrease of nearly $12.0 million in comparison to last year. Excluding the previously discussed exit of a U.K.-based customer last year and the negative impact of foreign exchange, revenues declined by $4.3 million for the quarter. For the first quarter of 2016, the International segment had positive operating earnings of $1.1 million, representing an improvement of $1.5 million over last year, as a result of improved performance in the U.K and profitable results across other regions.

For the Clinical & Procedural Solutions (CPS) business, revenues for the first quarter were $141 million, representing an improvement of $11.7 million compared to a year ago. CPS revenue growth benefitted from increased sales of custom procedure trays and improved alignment with our Domestic and International segments’ sales effort. Operating earnings for the CPS segment were $13.3 million, consistent with last year’s results.

“For the first quarter, each of our business segments reported positive operating earnings results,” said Richard A. Meier, executive vice president & chief financial officer, and president-International of Owens & Minor. “These results reflect progress on implementing elements of our Transformation Agenda, which is designed to position Owens & Minor for sustained profitable growth.”

2016 Outlook
The company reiterated its financial guidance for 2016 of adjusted earnings per diluted share in the range of $2.00 to $2.05.

The 2016 outlook is based on certain assumptions that are subject to the risk factors discussed in the company’s filings with the Securities & Exchange Commission.

Upcoming Investor Events

•
The company will hold its Annual Shareholders Meeting on Friday, May 6, 2016, at its Home Office in Mechanicsville, Va., at 9:00 a.m. EDT. Event audio and presentations will be archived on www.owens-minor.com following the conclusion of the meeting.

•	Owens & Minor is scheduled to participate in a number of investor conferences in the second quarter of 2016; webcasts of formal presentations will be posted on the company’s corporate website:

◦	Bank of America Merrill Lynch 2016 Healthcare Conference; May 10 - Las Vegas

◦	2016 UBS Global Healthcare Conference; May 23 - New York

◦	Goldman Sachs 2016 Global Healthcare Conference; June 8 - Rancho Palos Verdes, CA

Investors Conference Call & Supplemental Material
Conference Call: Owens & Minor will conduct a conference call for investors on Wednesday, May 4, 2016, at 8:30 a.m. EDT. The access code for the conference call, international dial-in and replay is #86705206. Participants may access the call at 866-393-1604. The international dial-in number is 224-357-2191. Replay: A replay of the call will be available for one week by dialing 855-859-2056. Webcast: A listen-only webcast of the call, along with supplemental information, will be available on www.owens-minor.com under “Investor Relations.”

Owens & Minor uses its website as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under Investor Relations at www.owens-minor.com.

Safe Harbor Statement
Except for historical information, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risk factors are discussed in reports filed by the company with the Securities & Exchange Commission. All of this information is available at www.owens-minor.com.

The company assumes no obligation, and expressly disclaims any such obligation, to update or alter information, whether as a result of new information, future events, or otherwise.

Owens & Minor, Inc. (NYSE: OMI) is a leading global healthcare services company dedicated to Connecting the World of Medical Products to the Point of CareTM by providing vital supply chain services to healthcare providers and manufacturers of healthcare products. Owens & Minor provides logistics services across the spectrum of medical products from disposable medical supplies to devices and implants. With logistics platforms strategically located in the United States and Europe, Owens & Minor serves markets where three quarters of global healthcare spending occurs. Owens & Minor’s customers span the healthcare market from independent hospitals to large integrated healthcare networks, as well as group purchasing organizations, healthcare products manufacturers, and the federal government. A FORTUNE 500 company, Owens & Minor is headquartered in Richmond, Virginia, and has annualized revenues exceeding $9 billion.  For more information about Owens & Minor, visit the company website at owens-minor.com.

CONTACTS:
Truitt Allcott, Director, Investor & Media Relations, 804-723-7555, truitt.allcott@owens-minor.com
Chuck Graves, Director, Finance & Investor Relations, 804-723-7556, chuck.graves@owens-minor.com

SOURCE: Owens & Minor

Owens & Minor, Inc.
Consolidated Statements of Income (unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Net revenue	$2,455,793	$2,391,196
Cost of goods sold	2,159,157	2,093,595
Gross margin	296,636	297,601
Distribution, selling and administrative expenses	242,725	249,694
Acquisition-related and exit and realignment charges	10,483	9,916
Other operating income, net	(1,542)	(2,984)
Operating earnings	44,970	40,975
Interest expense, net	6,790	6,880
Income before income taxes	38,180	34,095
Income tax provision	14,045	15,155
Net income	$24,135	$18,940

Net income per common share:
Basic	$0.39	$0.30
Diluted	$0.39	$0.30

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	March 31, 2016	December 31, 2015

Assets
Current assets
Cash and cash equivalents	$190,323	$161,020
Accounts and notes receivable, net	615,750	587,935
Merchandise inventories	925,714	940,775
Other current assets	269,698	284,970
Total current assets	2,001,485	1,974,700
Property and equipment, net	208,033	208,930
Goodwill, net	420,071	419,619
Intangible assets, net	93,347	95,250
Other assets, net	73,905	75,277
Total assets	$2,796,841	$2,773,776
Liabilities and equity
Current liabilities
Accounts payable	$758,585	$710,609
Accrued payroll and related liabilities	30,327	45,907
Other current liabilities	278,026	307,073
Total current liabilities	1,066,938	1,063,589
Long-term debt, excluding current portion	567,711	568,495
Deferred income taxes	93,275	86,326
Other liabilities	63,996	62,776
Total liabilities	1,791,920	1,781,186
Total equity	1,004,921	992,590
Total liabilities and equity	$2,796,841	$2,773,776

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended March 31,
	2016	2015

Operating activities:
Net income	$24,135	$18,940
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	14,218	19,123
Share-based compensation expense	2,603	2,597
Provision for losses on accounts and notes receivable	115	220
Deferred income tax expense	6,907	510
Changes in operating assets and liabilities:
Accounts and notes receivable	(26,815)	27,356
Merchandise inventories	15,178	(3,888)
Accounts payable	46,751	88,944
Net change in other assets and liabilities	(38,100)	13,580
Other, net	(97)	1,321
Cash provided by operating activities	44,895	168,703

Investing activities:
Additions to property and equipment	(5,283)	(7,619)
Additions to computer software and intangible assets	(1,777)	(3,947)
Proceeds from sale of property and equipment	4,599	50
Cash used for investing activities	(2,461)	(11,516)

Financing activities:
Change in bank overdraft	8,359	1,179
Repayment of revolving credit facility	—	(33,700)
Cash dividends paid	(16,029)	(15,934)
Repurchases of common stock	(5,630)	—
Excess tax benefits related to share-based compensation	250	240
Proceeds from exercise of stock options	—	125
Other, net	(3,016)	(2,324)
Cash used for financing activities	(16,066)	(50,414)
Effect of exchange rate changes on cash and cash equivalents	2,935	(4,489)

Net increase in cash and cash equivalents	29,303	102,284
Cash and cash equivalents at beginning of period	161,020	56,772
Cash and cash equivalents at end of period	$190,323	$159,056

Owens & Minor, Inc.
Financial Statistics and GAAP/Non-GAAP Reconciliations (unaudited)
(in thousands, except per share data)

	Quarter Ended
(in thousands, except ratios and per share data)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
			.
Consolidated operating results:
Net revenue	$2,455,793	$2,487,914	$2,471,669	$2,422,167	$2,391,196

Gross margin	$296,636	$312,282	$306,354	$298,337	$297,601
Gross margin as a percent of revenue	12.08%	12.55%	12.39%	12.32%	12.45%

Distribution, selling & admin expenses	$242,725	$250,172	$246,959	$246,958	$249,694
Distribution, selling & admin expenses as a percent of revenue	9.88%	10.06%	9.99%	10.20%	10.44%

Operating earnings, as reported (GAAP)	$44,970	$57,953	$53,572	$47,860	$40,975
Acquisition-related charges (1)	(399)	4,048	1,335	1,786	2,605
Exit and realignment charges (2)	10,882	2,599	4,799	3,921	7,311
Other (3)	—	(1,500)	—	—	—
Operating earnings, adjusted (Non-GAAP)	$55,453	$63,100	$59,706	$53,567	$50,891
Operating earnings as a percent of revenue, adjusted (Non-GAAP)	2.26%	2.54%	2.42%	2.21%	2.13%

Net income, as reported (GAAP)	$24,135	$32,068	$28,176	$24,226	$18,940
Acquisition-related charges, after-tax (1)	(247)	4,125	1,099	1,349	2,257
Exit and realignment charges, after-tax (2)	7,376	436	4,280	3,520	6,335
Other, after-tax (3)	—	(1,500)	—	—	—
Net income, adjusted (Non-GAAP)	$31,264	$35,129	$33,555	$29,095	$27,532

Net income per diluted common share, as reported (GAAP)	$0.39	$0.51	$0.45	$0.39	$0.30
Acquisition-related charges, after-tax (1)	—	0.07	0.02	0.02	0.03
Exit and realignment charges, after-tax (2)	0.11	—	0.07	0.05	0.11
Other, after-tax (3)	—	(0.02)	—	—	—
Net income per diluted common share, adjusted (Non-GAAP)	$0.50	$0.56	$0.54	$0.46	$0.44

Financing:
Cash and cash equivalents	$190,323	$161,020	$125,245	$200,969	$159,056
Total interest-bearing debt	$572,318	$573,522	$574,304	$575,065	$575,008

Stock information:
Cash dividends per common share	$0.255	$0.2525	$0.2525	$0.2525	$0.2525
Stock price at quarter-end	$40.42	$35.98	$31.94	$34.00	$33.84

Owens & Minor, Inc.
Financial Statistics and GAAP/Non-GAAP Reconciliations (unaudited)

The following items in the current quarter have been excluded in our non-GAAP financial measures:
(1) Acquisition-related charges in the first quarter of 2016 related to the gain on the sale of property acquired with the Medical Action acquisition. Charges in 2015 consisted primarily of costs to continue the integration of Medical Action and ArcRoyal which were acquired in the fourth quarter of 2014 including certain severance and contractual payments to the former owner and costs to transition information technology and other administrative functions.
(2) Exit and realignment charges in the first quarter of 2016 primarily included costs associated with our voluntary employee separation program and other severance charges. Amounts in 2015 were associated with optimizing our operations and included costs for the consolidation of distribution and logistics centers and closure of offsite warehouses in the United States and Europe, as well as other costs associated with our strategic organizational realignment which included certain professional fees and costs to streamline administrative functions and processes in Europe.
(3) The fourth quarter of 2015 included a partial recovery of $1.5 million related to a contract settlement in the United Kingdom for which $3.9 million was expensed in 2014. Both the 2015 recovery and the 2014 settlement expense were recorded in other operating income, net.
These charges have been tax effected in the preceding table by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends.  Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(in thousands)

	Three Months Ended March 31,
	2016		2015
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Domestic	$2,321,708	94.54%	$2,249,705	94.08%
International	83,551	3.40%	95,511	3.99%
CPS	141,353	5.76%	129,645	5.42%
Total segment net revenue	2,546,612		2,474,861
Inter-segment revenue
CPS	(90,819)	(3.70)%	(83,665)	(3.50)%
Total inter-segment revenue	(90,819)		(83,665)
Consolidated net revenue	$2,455,793	100.00%	$2,391,196	100.00%

		% of segment		% of segment
Operating earnings (loss):		net revenue		net revenue
Domestic	$41,718	1.80%	$38,106	1.69%
International	1,128	1.35%	(337)	(0.35)%
CPS	13,271	9.39%	13,182	10.17%
Inter-segment eliminations	(664)		(60)
Acquisition-related and exit and realignment charges (1)	(10,483)		(9,916)
Consolidated operating earnings	$44,970	1.83%	$40,975	1.71%

Depreciation and amortization:
Domestic	$7,542		$9,083
International	4,450		4,895
CPS	2,226		2,191
Consolidated depreciation and amortization	$14,218		$16,169

Capital expenditures:
Domestic	$4,543		$8,009
International	1,970		2,915
CPS	547		642
Consolidated capital expenditures	$7,060		$11,566

	March 31, 2016		December 31, 2015
Total assets:
Domestic	$1,742,187		$1,728,345
International	448,969		464,003
CPS	415,362		420,408
Segment assets	2,606,518		2,612,756
Cash and cash equivalents	190,323		161,020
Consolidated total assets	$2,796,841		$2,773,776

(1) The first quarter of 2015 includes $3.0 million in accelerated amortization related to an information system that was replaced.

Owens & Minor, Inc.
Net Income Per Common Share (unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Numerator:
Net income	$24,135	$18,940
Less: income allocated to unvested restricted shares	(276)	(161)
Net income attributable to common shareholders - basic	23,859	18,779
Add: undistributed income attributable to unvested restricted shares -basic	57	18
Less: undistributed income attributable to unvested restricted shares -diluted	(57)	(18)
Net income attributable to common shareholders - diluted	$23,859	$18,779
Denominator:
Weighted average shares outstanding — basic	61,696	62,264
Dilutive shares - stock options	—	2
Weighted average shares outstanding — diluted	61,696	62,266

Net income per share attributable to common shareholders:
Basic	$0.39	$0.30
Diluted	$0.39	$0.30